Press Release

RLJ Lodging Trust Reports First Quarter 2026 Results

Q1 RevPAR increased 4.8%
Adjusted FFO per diluted common share and unit of $0.33 increased 6.5%
Adjusted EBITDA of $80.9 million increased 4.2%
Comparable Hotel EBITDA Margin increased by 45 bps
Increasing full-year outlook

Bethesda, MD, May 4, 2026 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2026.

First Quarter Highlights
•Comparable RevPAR of $148.55, an increase of 4.8% over the prior year
•Comparable Hotel Revenue of $340.0 million, an increase of 5.4% over the prior year
•Net loss of $0.3 million
•Comparable Hotel EBITDA of $89.9 million, an increase of 7.2% over the prior year
•Comparable Hotel EBITDA Margin of 26.4%, an increase of 45 bps over the prior year
•Adjusted EBITDA of $80.9 million
•Adjusted FFO per diluted common share and unit of $0.33
•Addressed all debt maturities until 2029

“We are pleased with our strong first quarter results, which exceeded our expectations, driven by improving fundamentals, strong performance in a number of our top Urban markets, and the continued ramp of our recently completed, high-impact renovations and conversions. These elements, combined with our success driving non-room revenues and managing expenses, allowed us to grow EBITDA and expand margins," commented Leslie D. Hale, President and Chief Executive Officer. "While the evolving geopolitical environment has added a layer of uncertainty, we continue to be encouraged by the healthy demand trends we are seeing. We are raising our guidance to incorporate the first quarter outperformance, and our favorable view for the remainder of the year is unchanged. We believe the industry setup continues to favor Urban markets, supported by sustained strength in business transient and robust demand for urban leisure experiences, which should disproportionately benefit our portfolio.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2026	2025	Change
Operational Overview: (1)
Comparable ADR	$209.91	$205.51	2.1%
Comparable Occupancy	70.8%	69.0%	2.6%
Comparable RevPAR	$148.55	$141.80	4.8%

Financial Overview:
Total Revenue	$339,977	$328,119	3.6%
Comparable Hotel Revenue	$339,958	$322,520	5.4%

Net (loss) income	($349)	$3,172	(111.0)%

Comparable Hotel EBITDA	$89,918	$83,858	7.2%
Comparable Hotel EBITDA Margin	26.4%	26.0%	45 bps
Adjusted EBITDA	$80,872	$77,594	4.2%

Adjusted FFO	$49,518	$46,920	5.5%
Adjusted FFO Per Diluted Common Share and Unit	$0.33	$0.31	6.5%
Note:
(1) Comparable statistics reflect the Company's 92 hotel portfolio owned as of March 31, 2026.

Operational Update
Comparable RevPAR increased by 4.8%, with trends improving sequentially throughout the first quarter. Comparable non-room revenues increased 8.2%, exceeding comparable RevPAR growth by 340 basis points and reflecting the continued success of the Company's return-on-investment initiatives. Strong revenue growth combined with disciplined expense management contributed to Comparable Hotel EBITDA margin expansion of 45 basis points year-over-year and Adjusted EBITDA growth of 4.2% over the prior year period.

Balance Sheet
As of March 31, 2026, the Company had over $950.0 million of total liquidity, comprised of approximately $353.1 million of unrestricted cash and $600 million available under its revolving credit facility (the "Revolver"), as well as nearly $2.2 billion of debt outstanding.

As previously announced, during the first quarter the Company completed the successful refinancing of all of its debt maturities through 2028, further laddering its maturity schedule and adding incremental flexibility to its balance sheet. The refinancing consisted of four tranches including the extension of the Company's Revolver, the upsize and recast of one of its existing term loans, the addition of a new seven-year term loan, as well as the refinancing of its secured mortgage debt maturing in 2026. The Company intends to use the incremental delayed draw proceeds from the term loans to repay its $500 million senior notes maturing in July 2026. Following these refinancing transactions, the Company’s next debt maturity after extension options is not until 2029.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.15 per common share of beneficial interest of the Company in the first quarter. The dividend was paid on April 15, 2026 to shareholders of record as of March 31, 2026.

The Company's Board of Trustees declared a first quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on April 30, 2026 to shareholders of record as of March 31, 2026.

Subsequent Events
In April, the Company's Board of Trustees approved the 2026 share repurchase program to acquire up to an aggregate of $250.0 million of common and preferred shares, effective May 9, 2026.

2026 Outlook
The Company is updating its full-year outlook to incorporate the strong first quarter outperformance while keeping expectations for the remainder of the year unchanged from its previous outlook.

FY 2026
Comparable RevPAR Growth	+1.5% to +3.5%
Comparable Hotel EBITDA	$356M to $380M
Adjusted EBITDA	$324M to $348M
Adjusted FFO per diluted share	$1.29 to $1.45

Additionally, the Company's full year 2026 outlook includes:

•Net interest expense in the range of $101.0 million to $103.0 million
•Cash corporate G&A in the range of $32.5 million to $33.5 million
•Capital expenditures related to renovations in the range of $80.0 million to $90.0 million
•Diluted weighted average common shares and units of 150.8 million

Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the
Company's outlook above and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 4, 2026 at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the presentation of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 92 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which will be filed on May 4, 2026, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, President and Chief Executive Officer – (301) 280-7777
Nikhil Bhalla, Chief Financial Officer – (301) 280-7777

For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss, excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Comparable Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

Comparable adjustments: Sold hotels
For the three months ended March 31, 2026 and 2025, Comparable adjustments included the following sold hotels:
•Courtyard Atlanta Buckhead sold in March 2025
•Embassy Suites by Hilton Dallas-Love Field sold in December 2025
•Residence Inn Houston by the Galleria sold in December 2025

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Investment in hotel properties, net	$4,081,044	$4,112,387
Investment in unconsolidated joint ventures	7,394	7,357
Cash and cash equivalents	353,084	410,160
Restricted cash reserves	34,375	31,901
Hotel and other receivables, net of allowance of $156 and $170, respectively	31,375	29,643
Lease right-of-use assets	122,429	123,524
Prepaid expense and other assets	65,531	27,158
Total assets	$4,695,232	$4,742,130
Liabilities and Equity
Debt, net	$2,190,370	$2,197,218
Accounts payable and other liabilities	137,071	141,568
Advance deposits and deferred revenue	51,859	51,029
Lease liabilities	118,002	118,189
Accrued interest	10,608	20,532
Distributions payable	30,516	30,934
Total liabilities	2,538,426	2,559,470
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2026 and December 31, 2025	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 151,975,812 and 151,085,078 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1,520	1,511
Additional paid-in capital	2,978,612	2,977,616
Distributions in excess of net earnings	(1,207,648)	(1,178,456)
Accumulated other comprehensive income	4,574	1,919
Total shareholders’ equity	2,143,994	2,169,526
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	5,548	5,696
Noncontrolling interest in consolidated joint ventures	7,264	7,438
Total noncontrolling interest	12,812	13,134
Total equity	2,156,806	2,182,660
Total liabilities and equity	$4,695,232	$4,742,130
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2026	2025
Revenues
Operating revenues
Room revenue	$275,257	$267,654
Food and beverage revenue	39,717	37,513
Other revenue	25,003	22,952
Total revenues	339,977	328,119
Expenses
Operating expenses
Room expense	72,732	70,851
Food and beverage expense	30,762	29,289
Management and franchise fee expense	25,074	25,202
Other operating expenses	96,426	91,711
Total property operating expenses	224,994	217,053
Depreciation and amortization	47,195	45,788
Property tax, insurance and other	26,972	27,203
General and administrative	12,979	12,646
Transaction costs	32	56
Total operating expenses	312,172	302,746
Other income, net	832	888
Interest income	2,938	3,255
Interest expense	(27,677)	(27,552)
(Loss) gain on sale of hotel properties, net	(3,647)	1,321
Loss on extinguishment of indebtedness, net	(373)	—
(Loss) income before equity in income from unconsolidated joint ventures	(122)	3,285
Equity in income from unconsolidated joint ventures	37	181
(Loss) income before income tax expense	(85)	3,466
Income tax expense	(264)	(294)
Net (loss) income	(349)	3,172
Net loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	34	17
Noncontrolling interest in consolidated joint ventures	174	173
Net (loss) income attributable to RLJ	(141)	3,362
Preferred dividends	(6,279)	(6,279)
Net loss attributable to common shareholders	$(6,420)	$(2,917)

Basic and diluted per common share data:
Net loss per share attributable to common shareholders	$(0.05)	$(0.02)
Weighted-average number of common shares	149,323,243	150,909,513
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2026	2025
Net (loss) income	$(349)	$3,172
Preferred dividends	(6,279)	(6,279)
Depreciation and amortization	47,195	45,788
Loss (gain) on sale of hotel properties, net	3,647	(1,321)
Noncontrolling interest in consolidated joint ventures	174	173
Adjustments related to consolidated joint venture (1)	(50)	(49)
Adjustments related to unconsolidated joint venture (2)	224	244
FFO	44,562	41,728
Transaction costs	32	56
Pre-opening costs (3)	298	399
Loss on extinguishment of indebtedness, net	373	—
Amortization of share-based compensation	3,656	4,349
Non-cash interest expense related to discontinued interest rate hedges	—	144
Other expenses (4)	597	244
Adjusted FFO	$49,518	$46,920

Adjusted FFO per common share and unit-basic	$0.33	$0.31
Adjusted FFO per common share and unit-diluted	$0.33	$0.31

Basic weighted-average common shares and units outstanding (5)	150,095	151,681
Diluted weighted-average common shares and units outstanding (5)	150,475	151,939
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents income and expenses outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three months ended March 31, 2026 and 2025.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2026	2025
Net (loss) income	$(349)	$3,172
Depreciation and amortization	47,195	45,788
Interest expense, net of interest income	24,739	24,297
Income tax expense	264	294
Adjustments related to unconsolidated joint venture (1)	420	316
EBITDA	72,269	73,867
Loss (gain) on sale of hotel properties, net	3,647	(1,321)
EBITDAre	75,916	72,546
Transaction costs	32	56
Pre-opening costs (2)	298	399
Loss on extinguishment of indebtedness, net	373	—
Amortization of share-based compensation	3,656	4,349
Other expenses (3)	597	244
Adjusted EBITDA	80,872	77,594
General and administrative	9,323	8,297
Other corporate adjustments	(272)	20
Consolidated Hotel EBITDA	89,923	85,911
Comparable adjustments - income from sold hotels	(5)	(2,053)
Comparable Hotel EBITDA	$89,918	$83,858
Notes:
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents income and expenses outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended March 31,
	2026	2025
Total revenue	$339,977	$328,119
Comparable adjustments - revenue from sold hotels	(1)	(5,582)
Other corporate adjustments / non-hotel revenue	(18)	(17)
Comparable Hotel Revenue	$339,958	$322,520

Comparable Hotel EBITDA	$89,918	$83,858

Comparable Hotel EBITDA Margin	26.4%	26.0%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2026
	Low End	High End
Net income	$8.6	$30.6
Depreciation and amortization	191.0	191.0
Interest expense, net of interest income	101.0	103.0
Income tax expense	1.4	1.4
Adjustments related to joint ventures	1.5	1.5
EBITDA	303.5	327.5
Loss on sale of hotel properties, net	3.7	3.7
EBITDAre	307.2	331.2
Amortization of share-based compensation	16.8	16.8
Adjusted EBITDA	324.0	348.0
General and administrative	32.5	33.5
Other corporate adjustments	(0.5)	(1.5)
Comparable Hotel EBITDA	$356.0	$380.0

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2026
	Low End	High End
Net income	$8.6	$30.6
Preferred dividends	(25.1)	(25.1)
Depreciation and amortization	191.0	191.0
Loss on sale of hotel properties, net	3.7	3.7
Adjustments related to joint ventures	1.0	1.0
FFO	179.2	201.2
Amortization of share-based compensation	16.8	16.8
All other items, net	(1.4)	0.6
Adjusted FFO	$194.6	$218.6

Adjusted FFO per common share and unit-diluted	$1.29	$1.45

Diluted weighted-average common shares and units outstanding	150.8	150.8

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of March 31, 2026 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	January 2029	Fixed	5.06%	$25,000
Mortgage loan - 2 hotels (4)	5	April 2029	Floating	4.94%	68,300
Mortgage loan - 4 hotels (4)	5	April 2029	Floating	5.05%	81,100
Weighted Average / Mortgage Total				5.01%	$174,400

Corporate Debt
Revolver (5)	4	February 2031	Floating	—	$—
$569 Million Term Loan Maturing 2031 (6)	3	February 2031	Floating	5.41%	225,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	4.89%	500,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
$300 Million Term Loan Maturing 2030	3	April 2030	Floating	5.41%	300,000
$150 Million Term Loan Maturing 2033 (7)	7	February 2033	Floating	—	—
Weighted Average / Corporate Total				4.52%	$2,025,000

Weighted-Average / Gross Debt				4.56%	$2,199,400
Notes:
(1) The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2) Interest rates as of March 31, 2026, inclusive of the impact of interest rate hedges.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) In April 2026, the Company received additional proceeds of $23.4 million on the $68.3 million loan, increasing it to $91.7 million. The company also paid down approximately $8.4 million on the $81.1 million loan in connection with the draw.
(5) In February 2026, the Company amended its Revolver. The amendment extends the maturity date of the Revolver to February 2030. The Company has the ability to extend the maturity date for an additional one-year period or up to two six-month periods ending February 2031 if certain conditions are satisfied. As of March 31, 2026, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.
(6) In February 2026, the Company replaced its $225.0 million term loan with a new and upsized $569.0 million delayed draw term loan, extending the scheduled maturity date to February 2031. As of March 31, 2026, 225.0 million has been funded and $344.0 million of commitments remain available to be drawn by the Company.
(7) In February 2026, the Company entered into a new $150.0 million delayed draw term loan which matures in February 2033. The Company had not drawn on this term loan as of March 31, 2026.